Exhibit 5.1

May 13, 2025

Cloudastructure, Inc.
228 Hamilton Avenue, 3rd Floor
Palo Alto, California 94301

Re:     Registration Statement on Form S-1 of Cloudastructure, Inc.

Ladies and Gentlemen:

We have acted as counsel to Cloudastructure, Inc., a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-1 (Registration No. 333-286654) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”), relating to the resale of up to an aggregate of 8,000,000 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), issuable to Streeterville Capital, LLC, a Utah limited liability company (“Streeterville” or the “Selling Stockholder”) upon the conversion of the Company’s Series 2 Convertible Preferred Stock, par value $0.0001 per share (the “Series 2 Preferred”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)	the Registration Statement (including the prospectus contained therein);

(ii)	the Second Amended and Restated Certificate of Incorporation of the Company, as in effect as of the date hereof;

(iii)	the Bylaws of the Company, as in effect as of the date hereof;

(iv)	the Certificate of Designations of Preferences and Rights of Series 2 Convertible Preferred Stock, as in effect as of the date hereof (the “Certificate of Designations”);

(v)	the Securities Purchase Agreement, dated March 21, 2025, by and between the Company and Streeterville, as amended through the date hereof (the “Securities Purchase Agreement”);

(vi)	the Supplemental Terms Agreement, dated April 11, 2025, by and between the Company and Streeterville (the “Supplemental Terms”);

(vii)	the Waiver Agreement, dated April 11, 2025, by and between the Company and Streeterville (the “Waiver”);

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Cloudastructure, Inc.
May 13, 2025

(viii)	certain resolutions adopted by the board of directors of the Company authorizing the transactions relating to the Securities Purchase Agreement, Supplemental Terms and Waiver;

(ix)	an executed copy of a certificate from the Company’s Chief Financial Officer, dated as of the date hereof (the “Officer’s Certificate”); and

(x)	a certificate, dated as May 7, 2025, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholder and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the applicable provisions of the General Corporation Law of the State of Delaware as in effect on the date hereof. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the shares of Class A common stock issuable upon the conversion of the Series 2 Preferred have been duly authorized for issuance by the Company and, when issued and delivered in the manner described in the Registration Statement and in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and non-assessable shares of Class A common stock.

This opinion is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

SAUL EWING LLP

/s/ Saul Ewing LLP

VJS/GAN